Exhibit 23.4



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CommScope, Inc. and subsidiaries, of our report dated December 5, 2003, except for Note 12 as to which the date is January 31, 2004, relating to the combined financial statements of Avaya Connectivity Solutions, which appear in the Current Report on Form 8-K/A of CommScope, Inc. and subsidiaries dated March 17, 2004.




/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 18, 2004